ALLIANZ INVESTMENT
MANAGEMENT
LLC
Rule
10f-3
Transaction Form


Transaction
Information
Name
of
Purchasing Fund:
AZL BLACKROCK GLOBAL ALLOCATION
FUND
Name
of
Issuer:
Crown Castle
International
Corp
(
Preferred Stock)
Cusip/
Sedol/
ISIN
of
Security
Purchased:
228227500
Date
of
Transaction:
10/
23/
13
Date
Offering Commenced:
10/
23/
13
Purchase Price/
Unit:
$100.00
Underwriting Commission,
Spread or
Profit:
2.65%
Name
of
Underwriter
from
whom
Purchased:
Merrill
Lynch,
Pierce,
Fenner
& Smith Incorporated
Name
of
Affiliated Underwriter(1)
in
syndicate
(
include page of
term
sheet
listing syndicate
members)
:
PNC
Capital
Markets LLC
# of
Shares/
Par
Amount
of
Purchase in
Fund:
2,845
Principal
Amount
of
Purchase in
Fund:
$248,500
Aggregate Principal
Amount
of
Purchase:
$600,000
Principal
Amount
of
Total
Offering:
$8,500,000
Have the following conditions been satisfied:
1.
a
Is
any
Covered Person an underwriter,
or
an affiliated person of
an underwriter,
who,
in
connection with
a primary
distribution of
securities,
is
in
privity
of
contract
with,
or
an affiliated person of,
the issuer
of
the security?
Yes
No
1.
b
Acting alone or
in
concert
with
one or
more
other
persons initiates or
directs the formation of
the underwriting or
selling syndicate
to
facilitate
the issuance of
the security?
Yes
No
1.
c
Receives a rate
of
gross commission,
spread,
or
other
profit
greater
than the rate
allowed to
other
underwriters participating
in
the distribution?
Yes
No
2.
a
Registered
Public
Offerings:
The securites are a part
of
an issue registered under
the Securities Act
of
1933,
which is
being
offered to
the public.
Yes
No
2.
b Municipal
Securities:
The securities (
i)
are municipal
securities(2)
;
(
ii)
the issuer
of
such securities has received an investment
grade rating from
a nationally
recognized statistical
rating organization;
and (
iii) if the
issuer
or
entity
supplying the revenues from
which the issue is
to
be paid has been in
continuous operation for
less than three years
(
including the operations of
any
predecessors)
,
it
has received one of
the three highest
ratings from
at
least
one such rating service.
Yes
No
2.
c.
Foreign Offerings:
The securities are offered publicly
under
the laws
of
a country
other
than the United States and (
i)
the offering is
subject
to regulation by
a foreign financial
regulatory
authority(3)
in
the country
in
which
the public
offering occurs;
(
ii)
the securities are offered at
a fixed price to
all
purchasers in
the offering (
except
for
any
rights to
purchase securities that
are required by
law
to
be granted to
existing security
holders of
the
issuer); (iii) financial
statements,
prepared and audited in
accordance with
standards required or
permitted by
the appropriate
foreign financial
regulatory
authority
in
the country
in
which the public
offering occurs,
for
the two
years prior
to
the offering,
are available to
the public
and prospective
purchasers in
connection with
the offering;
and (
iv)
if
the issuer
is
a Domestic
Issuer
(
a)
it
has a class of
securities registered
pursuant
to
section 12(
b)
or
12(
g)
of
the 1934 Act
or
is
required to
file
reports
pursuant
to
section 15(
d)
of
the 1934 Act;
and (
b)
it
has filed all
the material
required to
be filed pursuant
to
section 13(
a)
or
15(
d)
of
the 1934 Act
for
a period of
at
least
twelve
months immediately
preceding the sale
of
such securities (
or
for
such shorter
period that
the issuer
was required to
file such
material).
Yes
No
2.
d Rule
144A
Offerings:
The securities are (
i)
offered or
sold
in
transactions exempt
from
registration under
section 4(
2)
of
the 1934 Act,
Rule
144A
thereunder,
or
Rules 501-
508 thereunder;
(
ii)
the securities are sold
to
qualified institutional
buyers(4)
;
and (
iii) the
securities
are
eligible
for resale
to
other
qualified institutional
buyers pursuant
to
Rule 144A.
Yes
No
3.
In
respect
of
any
securities other
than municipal
securities,
the issuer
of
such securities has been in
continuous operations for
not
less than three years (
including operations of
predecessors)
..
Yes
No
4.
The securities were
purchased prior
to
the end of
the first
day
on which any
sales were
made,
at
a price that
is
not
more
than
the price paid by
each other
purchaser
of
securities in
that
offering.
Yes
No
5.
The underwriting was a firm
commitment
underwriting.
Yes
No
6.
The commission,
spread or
profit
was reasonable and fair
in
relation to
that
being received by
others for
underwriting similar
securities during the same
period.
(
Provide comparable transaction data demonstrating the
reasonableness of
the underwriting commission,
spread or
profit.
)
Yes
No
7.
The amount
of
such securities of
any
class of
such issue purchased by
all
of
the Portfolios and investment
companies advised by
the Adviser
did not
exceed 25%
of
the principal
amount
of
the offering of
such class or
if
purchased in
a Rule
144A Offering,
25%
of
the total
of
(
i)
the principal
amount
of
the offering of
such class sold
by
underwriters or
members of
the selling syndicate
to
qualified institutional
buyers(4)
plus (
ii)
the principal
amount
of
the offering of
such class in
any
concurrent
public
offering.
Yes
No

Artemis Brannigan,
Vice President
-
Portfolio Compliace
Signature of
Compliance Manager
Printed Name
(
1)
As defined in
the Subadviser's
Rule
10f-
3
procedures.
(
2)
As defined in
Section 3(
a)
(
29)
of
the 34 Act.
(
3)
As defined in
Section 2(
a)
(
50)
of
the 40 Act.
(
4)
As defined in
Rule
144(
a)
(
1)
of
the 33 Act.